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                                                                   Exhibit 10.12

                                           Translation from Russian into English


                                  CONTRACT No.
                                    S2001/018


                               GENERAL CONDITIONS

THE PRESENT CONTRACT was booked on January 22, 2001 in Chisinau City BETWEEN "Glass Container Company" S.A. acting on the basis of Moldavian legislation, with the principle place of business activity: 201 Zavodskaia st., Chisinau, Moldova, registered under no. 177003031 hereinafter referred to as the Supplier, in the person of General Director Mr. Oleg Mihail BABAN acting on the Statute basis, and
"Asconi" SRL, acting on the basis of Moldavian legislation, with the principle place of business activity: 53 Sciusev st., Chisinau, Moldova, registered under no. 10304619, hereinafter referred to as the Buyer, in the person of Director Mr. Jitaru Constantin acting on the Statute basis.
The Buyer and the Supplier hereinafter referred to as the Party or the Parties according to the text of the present Contract.
The Parties hereby agree as follows:


                                   ARTICLE 1.
                                   DEFINITIONS

If otherwise is not defined in the other articles of the present Contract then the terms indicated in the Contract by capital letters shall have the following definitions:
1.1. "Contract" -- the present Contract on buying and selling booked between the Buyer and the Supplier in conjunction with all modifications.
1.2. "Annexes" -- additional stuff signed by the parties and governing some aspects of the present Contract. The annexes are an integral part of the Contract and subject to complete fulfillment by the Parties.
1.3. "The Goods" -- the goods delivered by the Supplier and accepted by the Buyer according to the terms and conditions of the present Contract.
1.4. "Technical Specifications" -- technical data of the Goods in the form of a draw shown in an Annex to the present Contract and PT MD 81-37476980-001-98.
1.5. "Packaging and Marking" -- a way to provide a safe and sound condition of the Goods according to the terms and conditions of the present Contract.
1.6. "Quality" -- quality of the Goods according to the terms and conditions of the present Contract.
1.7. "Legislation" -- current official legislative regulations and laws on the territory of Republic of Moldova.


                                   ARTICLE 2.
                             SUBJECT OF THE CONTRACT

2.1. The Supplier undertakes to pass to the ownership of the Buyer, in the stipulated in the present Contract time, glass bottles (hereinafter referred to as the Goods) according to enclosed "Technical Specifications" and the Buyer undertakes to accept and pay in time for the Goods in the quantity and at the price stipulated and agreed upon in Annexes to the present Contract.

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                                           Translation from Russian into English


                                   ARTICLE 3.
                             VOLUME OF THE CONTRACT

3.1. The quantity and assortment of the goods subject to delivery as well as Annex on Delivery shall be adjusted by the Buyer and the Supplier 10 days before the beginning of each month.


                                   ARTICLE 4.
                                TERMS OF DELIVERY

4.1.  The Goods shall be delivered on ex-works terms, the Supplier's warehouse.


                                   ARTICLE 5.
                               PACKING AND MARKING

5.1. The Goods shall be packed in an appropriate manner with the Supplier package in order to guarantee a safe delivery to the Buyer's place.
5.2.  The Supplier shall not bear responsibility for:

a) breakage of the Goods happened during transportation and further storage of the Goods if the Buyer fails to observe conditions of proper transportation, unloading and storage of the Goods;
b)    if breakage does not exceed 2,5% from the shipment volume.

5.3. The Buyer shall pay the Supplier the security for pallets to the extent of 8 dollars per pallet (including VAT) 5 days before the shipment. The Buyer shall return the pallets to the Supplier by means of its own transport facilities and in the quantity and in conditions they had been shipped during no more than 30 days of the shipment. The Supplier shall refund the Buyer the security for the returned pallets or the Buyer shall have the right to purchase the Goods to that amount.
5.4. Marking shall include the following information, the size of marking shall correspond with the size of the package:

a)    Producer                      d)    Date of package
b)    Type of bottle                e)    Quantity of bottles per a pallet
c)    Identical number


                                   ARTICLE 6.
                                QUALITY GUARANTEE

6.1. Quality of the Goods shall meet "Technical Specifications" enclosed to the present Contract and State Standard GO ST-10117-91.

6.2. The Buyer shall have the right to send back the defective goods that do not meet the requirements specified in "Technical Specifications" and GOST-10117-91 on the basis of an bilateral report (drawn up by the Supplier and the Buyer), in the presence of the Supplier's representative, during 20 days of acceptance of the goods in the quantity and conditions

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                                           Translation from Russian into English


they were delivered. The Supplier shall replace the defected goods in due terms without any other sanctions.


                                   ARTICLE 7.
                           PRICE AND TERMS OF PAYMENT

7.1. Prices for the goods are quoted by mutual agreement of the parties and specified in Annex. In case of change in price the Supplier shall give the Buyer a 15 days notice before the beginning of next month of delivery.
7.2. The prices are quoted in US dollars. Payment shall be performed in Moldavian Leis according to the exchange rate of the MNB on the day of payment.
7.3.  The currency of the Contract is Moldavian Leis.
7.4. The Buyer shall perform the payment to the extent of 100% of the total value of the shipped lot of the Goods, specified in Annex, within 20 days after the shipment.
7.5. The date of payment is considered to be the date when the money comes to the clearing account of the Supplier.


                                   ARTICLE 8.
               EXCLUSIVE RIGHT AND RESPONSIBILITIES OF THE PARTIES

8.1. The Buyer has an exclusive right to purchase the bottles Bordelesa Asconi 75 cl. produced by means of press machines financed by the Buyer providing the terms and conditions of payment stated in art. 7.4. of the present Contract are not infringed.
8.2. The Supplier undertakes to produce and ship the stated above bottles exclusively to the Buyer and guarantees not to disclose technical data, patterns and other information on the production of the given bottles to the third party.
8.3. Upon agreement of the Parties, the Buyer can assign its rights for payment and receipt of the exclusive bottle to the third juridical party acting on the basis of Moldavian legislation that is additionally specified in Annexes to the present Contract.
8.4. In case of the delay in payment for the period longer than 3 months the Supplier has the right to suspend the further deliveries regardless the Buyer's orders until the debt is completely settled or, upon agreement of the Parties, to cancel the present Contract and in that case the debt of the Buyer remains subject to payment.
8.5. The Buyer has no right to cancel the submitted order for the goods delivery and shall accept and pay for the whole quantity of the ordered goods according to the provisions of the present Contract. If the Buyer does not accept the goods or fails to pay for the goods during 45 days of the date it was to be done, the Supplier reserves the right to make its own arrangements regarding the goods.


                                   ARTICLE 9.
                                   INSURANCE

9.1. If there is a need to insure the Goods, the Buyer shall advise the Seller no later than 7 days before the delivery of the following information to enable arranging a timely insurance:
a)    Value of the Invoice;
b)    Description of the Goods;
c)    Place of dispatch and expected date of the shipment.

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                                           Translation from Russian into English


                                  ARTICLE 10.
                         RESPONSIBILITIES OF THE PARTIES

10.1. If the Supplier fails to perform the obligations regarding volume of delivery stipulated in Annex, the Buyer while carrying out art. 7.4. has the right to apply penalty sanctions to the extent of 0.1% from the value of the ordered but non-delivered lot of the Goods for each day of the delay.
10.2. If the Buyer fails to perform the payment obligations stipulated in Annex, the Supplier has the right to apply penalty sanctions to the extent of 0.1% from the value of the ordered but nonpaid lot of the Goods for each day of the delay.
10.3. The parties monthly shall carry out evaluation meetings.


                                  ARTICLE 11.
                               DISPUTES SETTLEMENT

11.1. The Parties during the negotiations shall if possible, settle all disputes arisen under the present Contract or in the connection of its performance.
11.2. If the Parties fail to settle the dispute then the dispute shall be submitted to the Competent Court of the Republic of Moldova.
11.3. The applicable law is Moldavian legislation current on the date of signing the present Contract.


                                  ARTICLE 12.
                             INDEMNITY (FORCE MAJOR)

12.1. The Parties shall be indemnified for partial or complete non-fulfillment of the obligations under the present Contract if this non-fulfillment comes as a result of exceptional circumstances arisen after the signing of the present Contract and these circumstances and reasons led to them (Force Major) being beyond the parties control affected on the performance of the given Contract. Force Major shall include: earth-quake, flood, fire and other natural phenomenon as well as legislative acts, wars and other circumstances beyond the parties control.
12.2. The Parties have the right to prolong the term of the goods delivery by the period required to eliminate these circumstances.
12.3. In case of the stated above circumstances representatives of the Supplier and the Buyer shall immediately contact each other in order to co-ordinate the measures to be taken.
12.4. If any Party fails to fulfil the overdue obligations, responsibility of that Party shall remain in force.


                                  ARTICLE 13.
                                OTHER CONDITIONS

13.1. Meaning and interpretation of the Contract are not subject to change provided it is preliminary agreed by the Parties.

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                                           Translation from Russian into English


13.2. The Contract comes into force upon its signing by authorized representatives of the Supplier and the Buyer.
The Contract is valid to December 31, 2001 with the right to be prolonged.
13.3. All annexes to the present Contract shall be signed by both Parties and constitute its integral part.
13.4. No Party has the right to assign the rights and obligations under the present Contract to the third party without preliminary notification and written consent of the other Party.
13.5. Upon signing the present Contract replaces all previous agreements and correspondence.
13.6. The present Contract is drawn up in two copies in the Russian language, one copy for each Party on the date and in the year stated above.


                                  ARTICLE 14.
                       JURIDICAL ADDRESSES OF THE PARTIES

THE SUPPLIER                              THE BUYER
"Glass Container Company" S.A.            "Asconi" SRL
201 Zavodskaia st.,                       53 Sciusev st.,
MD 2036, Chisinau, Republic of Moldova    Chisinau, Republic of Moldova
C/a 22517010141324                        C/a 22240001016 with
CB "MoldovaAgroIndBank", Chisinau         Universalbank
MF 280101805                              MF 280101803
Fiscal code: 540347                       Registered under number 10304619
VAT code 0400082
Registered under number 17700303
On March 30, 1995



Oleg Baban                                Constantin Jitaru
General Director                          Director


                                    [SEAL]

This translation has been performed at the translation office "INTACT-SERVICE" SRL.

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